                                                                    Exhibit 23.2



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 28, 2002 included in Aspect Medical Systems, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001 and to all references to our Firm included in or made a part of this Form S-8 Registration Statement.

                                            /s/ Arthur Andersen LLP


Boston, Massachusetts
April 11, 2002